UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 19, 2007

(DATE OF EARLIEST EVENT REPORTED: December 18, 2007)

ENBRIDGE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On December 18, 2007, Enbridge Energy Partners, L.P. (the “Partnership”) entered into an unsecured revolving credit agreement with Enbridge (U.S.) Inc. (“Enbridge (U.S.)”) included herein as Exhibit 10.1.  Enbridge (U.S.) is a wholly-owned subsidiary of Enbridge Inc. (“Enbridge”) of Calgary, Alberta, Canada.  Enbridge is the indirect owner of Enbridge Energy Company, Inc., the Partnership’s general partner. The credit agreement provides for a maximum principal amount of credit available at any one time outstanding to the Partnership of $500 million for a three-year term that matures December 18, 2010.  The agreement also includes financial covenants that are consistent with those in the Partnership’s Second Amended and Restated Credit Agreement.  Amounts borrowed under the credit agreement bear interest at rates that are consistent with the interest rates set forth in the Partnership’s Second Amended and Restated Credit Agreement.

The foregoing is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits

(d)         Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: December 19, 2007	By:	/s/ STEPHEN NEYLAND
Stephen Neyland
Controller
(Duly Authorized Officer)

Index of Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated as of December 18, 2007 among Enbridge Energy Partners, L.P., as Borrower, and Enbridge (U.S.) Inc. as Lender.